Exhibit 4.1
OPERATING LOAN AND SECURITY AGREEMENT
This OPERATING LOAN AGREEMENT, dated as of April 14, 2008 (this “Agreement”), is entered into by and between SMART MOVE, INC., a Delaware corporation (the “Company”), and Thomas P. Grainger, an individual residing in the state of Wyoming (“Lender”).
In consideration of the mutual terms, conditions and covenants, hereinafter set forth, the Company and the Lender agree as follows:
1
Subject to and in accordance with the terms and conditions of this Agreement Lender will make loans to the Company (the “Loans”), up to an aggregate amount of $750,000 to be funded in increments of $250,000 during the time periods specified below:

$250,000 to be advanced during the week ended April 18, 2008;
$250,000 to be advanced during the week ended May 2, 2008;
$250,000 to be advanced during the week ended May 30, 2008,
provided in respect of each such advance that no Event of Default has occurred as of the date specified for the advance that is continuing on such date and no event has occurred which, with notice or passage of time or both, would constitute an Event of Default.
2
Security Interest. As security for the indebtedness, liabilities, and other obligations of the Company to Lender hereunder, the Company hereby grants a security interest in favor of Lender in and to the following specific equipment:

Five hundred (500) existing proprietary shipping containers (“Smart Vaults™”) used to transport household goods and other goods, and manufactured by Orbis Corporation (“Collateral”).
The Lender and the Company have discussed the Company’s concurrent negotiations with commercial financiers to procure a suitable facility or combination of facilities which may include secured commercial loans or equipment leases structured as sale leaseback transactions for purposes of which the Lender has agreed to release or quit claim all interest of Lender as a secured party in the above equipment provided the Company either substitutes collateral of comparable value reasonably acceptable to Lender or issues additional common stock purchase warrants to Lender as described in Section 3.2 below.

3	ISSUANCE AND SALE OF NOTES AND WARRANTS.

3.1
The Notes. The Company has duly authorized and, subject to the provisions of Section 3.3 hereof, will issue to the Lender at each Closing as hereinafter defined, as evidence of the loans to be made pursuant to this Agreement three secured convertible notes, each in the principal sum of $250,000, and with principal and any accrued, unpaid interest to be due thirty-six (36) months after the date of issuance, being the date of advance of funds by the Lender under each respective note, and convertible at the Lender’s election into shares of the Company’s common stock, par value $0.0001, at a fixed conversion price of $0.40 per share (collectively called the “Notes” and each individually a “Note”). The Notes will be issued in the basic form attached as Exhibit “A” and will bear interest at the rate of 12% per annum from date of advance of funds thereunder, which interest shall be payable quarterly in arrears on the first day of each calendar quarter commencing July 1, 2008. The interest may, in the Company’s discretion be paid either in cash or by the issuance of a number of restricted shares of the Company’s common stock, par value $0.0001, corresponding to an aggregate market value of shares that is 110% of the amount of interest otherwise payable in cash. The market value of such shares shall be established by the five day average closing price for a share of the common stock of the Company through and including the five trading days immediately preceding the date on which the payment is due. The Company hereby agrees and the Notes will reflect that the Company’s issuance of any new securities to parties other than Lender or Professional Offshore Opportunity Fund, Ltd. (and its co-investors under January 2008 debentures) convertible into shares of its common stock, $0.0001 par value, at a conversion price which is below $0.32 per share (adjusted to reflect any stock splits or recapitalization transactions) will constitute an Event of Default, after which the Lender may by issuance of written notice sent via certified mail, return receipt requested, elect to declare the full amount of principal and interest owing on the Notes to be in default, unless the Company agrees to adjust the conversion price applicable under the terms of the Notes and/or agree upon other modifications to the Notes acceptable to Lender as an adjustment to equalize the conversion price terms hereof with those of the subsequently issued securities. Notwithstanding the foregoing conversion price terms (or the exercise price terms of the warrants described in 3.2 below), in the event that Lender fails to provide the total agreed funding aggregating $750,000, any Note issued hereunder shall automatically and without further action by either party be deemed amended to substitute a fixed conversion price of $0.75 per share, and any warrant attached to such Note as described below in 3.2 will automatically be deemed amended to substitute a fixed exercise price of $1.00 per share.

3.2
The Warrants. The Company has duly authorized and will issue to the Lender concurrently with each incremental closing (being the date of advance of funds under each separate Note) common stock purchase warrants aggregating 625,000 shares each, at an exercise price of $0.80 per share. Additionally, the Company has authorized and agreed to issue conditionally to the Lender a common stock purchase warrant to acquire an aggregate 1,875,000 shares at an exercise price of $1.00, in the event that, but only in the event that: (i) Lender has fulfilled its commitment to advance an aggregate $750,000, and (ii) the Company has requested and Lender has concurrently released pursuant to the Company’s request, Lender’s Collateral pledged hereunder to secure the loans evidenced by the Notes as an accommodation for purposes described in Section 2 above. In the event that such conditional warrant is required to be issued, it shall be dated on the date Lender effectively releases Lender’s security interest in the Collateral and will be exercisable in whole or in part at any time and from time to time during the period commencing on the date of issuance thereof and ending on the fifth (5th) consecutive anniversary of the Closing Date. The form of warrant to be issued concurrently with each Note is attached in the form of Exhibit “B”, and the form of warrant conditionally issuable if the Company is unable or declines to substitute collateral is attached as Exhibit “C”.

3.3
Lender acknowledges that the Company has listed its common stock on the American Stock Exchange and understands that the issuance of the shares underlying the Notes and warrants to purchase securities hereunder is subject to the prior approval of the American Stock Exchange of such listing and any approval requirements by the shareholders of the Company which the American Stock Exchange may require. The Company agrees to use commercially reasonable efforts to secure any and all required approvals of shareholders but shall not be deemed in default or breach if and to the extent such shareholder approval is withheld or deferred or required to be re-submitted to shareholders for approval at a later date.

4	PURCHASE AND SALE OF SECURITIES

4.1
Closings. On and subject to the terms and conditions of this Agreement, the Lender hereby agrees to sell and issue on or about the date specified in Section 1 above, the applicable Note dated as of the date of advance of funds by Lender to evidence the incremental amount then advanced pursuant to each respective Note, each such funding date being referred to herein as a “Closing”.

4.2
Deliveries at Closings. At each Closing, the Company will deliver to the Lender: 1) the applicable Note due thirty-six (36) months after date as described in Section 3.1 above in exchange for Lender’s cash advance in good and sufficient funds, and 2) the five year purchase warrant attached to the respective Note having an exercise price of $0.80 per share and 3) at the third and final Closing, provided that Lender has advanced an aggregate $750,000, the form of warrant attached as Exhibit “C” covering an aggregate 1,875,000 shares at an exercise price of $1.00, such delivery and issuance to remain subject to the requirements of the American Stock Exchange for actual issuance of the underlying shares upon conversion or exercise of debentures and options, including the obtaining of any approval of shareholders that may subsequently be determined to be required.

5	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Lender as follows:

5.1
Organization, etc. The Company has been duly formed, and is validly existing as a corporation in good standing under the laws of Delaware and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or other), business or results of operations of the Company taken as a whole (a “Material Adverse Effect”). The Company has the requisite corporate power and authority to own, lease and operate its properties and to conduct its businesses as presently conducted. The Company has the requisite corporate power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

5.2
Authorization. The execution, delivery and performance of this Agreement and the issuance of the Securities shall have been duly authorized by all necessary corporate action on the part of the Company, including, without limitation, the due authorization by the affirmative votes of a majority of the disinterested directors of the Company’s Board of Directors on the date on which this Agreement is signed.

5.3
Validity; Enforceability. This Agreement and the Notes and warrants shall at the applicable Closing have each been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability or the effectiveness of any term or provision may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

5.4
Capitalization. As of the date hereof, the authorized capital stock of the Company consists of the Company consists of 100,000,000 shares of Common Stock, $0.0001 par value. The Company will at all times reserve a sufficient number of shares of its Common Stock for future issuance upon the exercise or conversion of the Securities covered by this Agreement and all other agreements and instruments convertible into or exercisable to acquire Common Stock.

5.5
Governmental and Stock Exchange Approvals and Consents. The execution and delivery by the Company of this Agreement, and the performance by the Company of the transactions contemplated hereby, do not and will not require the Company to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other governmental authority or regulatory body, other than: i) periodic and other filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and ii) approval of a listing application and/or notifications to the American Stock Exchange with respect to the issuance of the Common Stock issuable upon conversion or exercise of the notes and exercise of the warrants comprising the Securities. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 5.5, the Company is relying on the representations and warranties made by the Lender in Section 6. To the best knowledge of the Company, the issuance and sale of the Securities will not contravene the rules and regulations of the American Stock Exchange, whose rules and regulations require under certain circumstances that a listed company obtain shareholder approval in connection with a transaction (other than a public offering), involving the potential issuance of shares of common stock (including shares of common stock issuable upon the conversion or exercise of other securities) equal to 20% or more of its aggregate shares of common stock, or its aggregate voting power, outstanding before the transaction for less than the greater of book or market value of its common stock as of the date of the transaction. Based upon the new investment and fixed exercise prices applicable with respect to all securities that will be acquired by the Lender hereunder, the Company believes that no specific approval requirement of the shareholders of the Company will be applicable to the issuance and delivery of the Securities covered hereby, but reserves the right to seek any such approval the Company’s Board of Directors deems appropriate or which may be requested by the American Stock Exchange as a condition of its listing of the underlying shares issuable with respect to the Securities covered by this Agreement.

5.6
No Violation. The execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby will not (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company, (ii) result in a default or breach of, or require any consent, approval, authorization or permit of, or filing or notification to, any person, company or entity under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company is a party or by which the Company or its assets may be bound or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company or its subsidiaries, except, in the case of clause (ii) or (iii) above, any such event that could not reasonably be expected to have a Material Adverse Effect or materially impair the transactions contemplated hereby.

5.7
Issuances of Securities. The Securities to be delivered at the Closing shall be validly issued, and, upon payment therefore, will be fully paid and non-assessable. The offering, issuance, sale and delivery of the Securities as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), are being made in compliance with all applicable federal and (except for any violation or non-compliance that could not reasonably be expected to have a Material Adverse Effect) state laws and regulations concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 5.7, the Company is relying on the representations and warranties made by the Lender in Section 6.

5.8
Absence of Certain Developments. Since December 31, 2007, except as disclosed in the Company’s periodic and current reports and other public filings with the SEC under the Securities Exchange Act of 1934, there has not been any: (i) material adverse change in the condition, financial or otherwise, of the Company (taken as a whole) or in the assets, liabilities, properties or business of the Company and its Subsidiary (taken as a whole); (ii) declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any capital stock of the Company; (iii) waiver of any valuable right of the Company or its Subsidiary or cancellation of any material debt or claim held by the Company or its Subsidiary; (iv) material loss, destruction or damage to any property of the Company or its Subsidiary, whether or not insured; (v) acquisition or disposition of any material assets (or any contract or arrangement therefore) or any other material transaction by the Company or its Subsidiary otherwise than for fair value in the ordinary course of business consistent with past practice; or (vi) other agreement or understanding, whether in writing or otherwise, for the Company or its Subsidiary to take any action of the type, or any action that would result in an event of the type, specified in clauses (i) through (v).

5.9
Commission Filings. The Company has filed all required forms, reports and other documents with the Securities and Exchange Commission (the “Commission”) for periods from and after the completion of its initial public offering in December 2006 (collectively, the Commission Filings”), each of which has complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act (as applicable). The Company has heretofore made accessible to the Lender all of the Commission Filings.

5.10
Brokers. The Company has employed the brokerage firm of JP Turner & Company, L.L.C., a member of the National Association of Securities Dealers with respect to this transaction, and has agreed to pay the Broker a cash fee equal to 8% of gross invested capital received by the company.

6	REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender represents and warrants to the Company as follows:

6.1
Validity; Enforceability. This Agreement has been duly executed and delivered by the Lender, and constitutes the legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

6.2
Investment Representations. The Lender understands that the Securities are being offered and sold pursuant to an exemption from registration pursuant to Federal Rule 506 of Regulation D under the Securities Act of 1933 and are based in part upon Lender’s representations contained in this Agreement, including, without limitation, that the Lender is an “accredited investor” within the meaning of Regulation D under the Securities Act as stated in 6.7 below. Lender confirms that Lender has received or has had full access to all the information Lender considers necessary or appropriate to make an informed investment decision with respect to the Securities to be purchased by it under this Agreement and the common stock acquired by Lender upon the conversion of the convertible notes and exercise of the warrants, respectively. Lender further confirms that Lender has had an opportunity to ask questions and receive answers from the Company regarding the Company’s business, management and financial affairs and the terms and conditions of the sale of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Lender or to which the Lender had access. No oral or written representations have been made or oral or written information furnished to the Lender or the Lender’s advisors in connection with the Securities that were in any way inconsistent with this Agreement. The Lender is not purchasing the securities as a result of or subsequent to: (1) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

6.3
Lender Understands Economic Risks. Lender acknowledges that Lender can bear the economic risk and complete loss of Lender’s investment in the Securities. Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it Lender is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect his own interests. Lender understands that Lender must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

6.4
Lender’s Awareness of Specific Risks Relating to the Company’s Business. The Lender has been given the opportunity to review the merits and risks of the investment provided for in this Agreement with legal counsel and with an investment advisor to the extent the Lender deemed advisable. Lender acknowledges that Lender has been advised by the Company carefully to consider the risks and uncertainties described in the Company’s periodic and reports filed with the SEC before executing this Agreement. In particular, the Company had advised Lender that the Company anticipates that significant additional equity or debt funding may be required in addition to Lender’s investment not only to expand the Company’s operations, but also to sustain its operations and satisfy its contractual obligations until the Company achieves profitability. There can be no assurance that the Company will achieve cash flow from operations sufficient to satisfy its working capital requirements, or at all, or that the additional financing the Company may require will be available to the Company on commercially reasonable terms, or at all.

6.5
Acquisition For Own Account. The Lender is acquiring the Securities for the Lender’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

6.6	Lender Can Protect His Interest. and has such knowledge and experience in financial or business matters that

6.7
Accredited Investor. The Lender represents and warrants to the Company that Lender is an accredited investor within the meaning of Regulation D under the Securities Act because Lender comes within one of the categories of investors as defined in the certification attached as Exhibit “D” hereto and herby confirms that Lender has provided a separate signed copy of the certification to J.P Turner, LLC, on which Lender has also signed his name next to the appropriate category(ies) in which Lender is included.

6.8	Legends.
6.8.1	The Convertible Note shall bear substantially the following legend:
“THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMART MOVE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”
6.8.2
The shares issued upon conversion of the unsecured convertible notes shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMART MOVE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”
6.8.3	The Warrants shall bear substantially the following legend:
“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMART MOVE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”
6.9
Filings Required to Update Lender’s Schedule 13G. The Company and the Lender acknowledge that the Lender has filed and will be required to amend and supplement a Schedule 13G to reflect the additional securities and amendments effected upon the Closing contemplated by this Agreement.

6.10	Covenants of the Company. The Company covenants and agrees with the Lender that, so long as the Notes or any of them remain outstanding:
6.10.1
STOP ORDERS. The Company will advise the Lender, promptly after it receives notice of issuance by the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

6.10.2
MARKET REGULATIONS. The Company shall notify the SEC, American Stock Exchange and applicable state authorities, in accordance with their requirements, to the extent applicable to the Company, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Lender and promptly provide copies thereof to the Lender.

6.10.3
REPORTING REQUIREMENTS. The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

6.10.4
USE OF FUNDS. The Company agrees that it will use the proceeds of the sale of the Convertible Notes and the Warrants for general working capital and general business purposes of the Company and its subsidiaries.

6.10.5
ACCESS TO FACILITIES. Each of the Company and each of his Subsidiaries will permit any representatives designated by the Lender (or any successor of the Lender), upon reasonable notice and during normal business hours, at such person’s expense and accompanied by a representative of the Company, to:

6.10.5.1	visit and inspect any of the properties of the Company or any of its Subsidiaries;

6.10.5.2
examine the corporate and financial records of the Company or any of its Subsidiaries (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts there from; and

6.10.5.3	discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with the directors, officers and independent accountants of the Company or any of its subsidiaries.

Notwithstanding the foregoing, neither the Company nor any of its subsidiaries will provide any material, non-public information to the Lender unless the Lender signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.
6.11
Taxes. Each of the Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

6.12
Insurance. Each of the Company and its Subsidiaries will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries; and the Company and its Subsidiaries will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and its Subsidiaries and to the extent available on commercially reasonable terms.

6.13
Rule 144 Sales. The Company agrees to cooperate with the Lender in connection with any resales made pursuant and subject to the applicable requirements of Rule 144 and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations and documentation from the selling Lender and broker, if any.

6.14	Covenants of the Lender. The Lender, and each of them, covenant and agree with the Company as follows:
6.14.1
CONFIDENTIALITY. The Lender, agrees that Lender will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

6.14.2
NON-PUBLIC INFORMATION. The Lender agrees not to effect any sales in the shares of the Company’s Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

6.15	Covenants of the Company and Lender Regarding Indemnification.
6.15.1
COMPANY INDEMNIFICATION. The Company agrees to indemnify, hold harmless, reimburse and defend Lender against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Lender which results, arises out of or is based upon a third party claim attributable to: (i) any misrepresentation by the Company in this Agreement, any other schedules attached hereto or thereto; or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by the Company hereunder.

6.15.2
LENDER’S INDEMNIFICATION. Lender agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon: (i) any misrepresentation by Lender or breach of any warranty by Lender in this Agreement or any Related Agreement or in any exhibits or schedules attached hereto; or (ii) any breach or default in performance by Lender of any covenant or undertaking to be performed by Lender hereunder, under any Related Agreement or any other agreement entered into by the Company and Lender relating hereto or thereto.

7	MISCELLANEOUS
7.1
Governing Law. This agreement and the other related agreements shall be governed by and construed and enforced in accordance with the laws of the state of Colorado applicable to contracts made and performed in such state, without regard to principles of conflicts of laws.

7.2
Disputes. The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the Lender and/or the company arising out of, connected with, related or incidental to the relationship established between them in connection with this agreement, any other related agreement or the transactions related hereto or thereto.

7.3
Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Lender pursuant to Rule 144 or an effective registration statement. No Lender shall be permitted to assign its rights hereunder or under any Related Agreement to a competitor of the Company.

7.4
Entire Agreement. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.5
Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.6	Amendment and Waiver.

7.6.1	This Agreement may be amended or modified only upon the written consent of the Company and the Lender.

7.6.2	The obligations of the Company and the rights of the Lender under this Agreement may be waived only with the written consent of the Lender.

7.6.3	The obligations of the Lender and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

7.7	Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

7.7.1	upon personal delivery to the party to be notified;

7.7.2	when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

7.7.3	three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

7.7.4	one (1) day after deposit with a nationally recognized overnight _____ courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

IF TO THE COMPANY, TO:	SMART MOVE, INC.
5990 Greenwood Plaza Blvd, Suite 390
Greenwood Village, Colorado 80111
Attention: Chief Executive Officer
Facsimile: 720-488-0199

IF TO THE LENDER, TO:	Thomas P. Grainger
Post Office Box 7
Saratoga, WY 82231
Or courier;
Highway 130
4 Miles South of Saratoga
or at such other address as the Company or the Lender may designate by written notice to the other party hereto given in accordance herewith.

7.8	Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
7.9
Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.10
Broker’s Fees. Each party hereto represents and warrants that JP Turner is the broker for this transaction and that no other agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

IN WITNESS WHEREOF, the parties hereto have executed the OPERATING LOAN AND SECURITY AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY: SMART MOVE, INC.
By:	/s/ Chris Sapyta
	Name:	Chris Sapyta
	Title:	Chief Executive Officer

LENDER: Thomas P. Grainger
By:	/s/ Thomas P. Grainger
	Name:	Thomas P. Grainger
	Title:	Individually

Address:	Post Office Box 7 Saratoga, WY 82231

EXHIBIT “A”
THIS NOTE HAS BEEN MADE FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION THEREOF AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS NOTE MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED (“TRANSFER”) UNLESS IT IS SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE MAKER CONSENTS IN WRITING TO SUCH TRANSFER. THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO BE MADE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

April [May], 2008	$250,000
SMART MOVE, INC.
12% Secured Convertible Note (“Note”)
Due April [May]  _____  , 2011
Smart Move, Inc., a Delaware corporation (“Maker” or the “Company”), for value received, promises to pay to the order of Thomas P. Grainger, an individual residing in the State of Wyoming whose address is Post Office Box 7 Saratoga, WY 82331 (the “Holder”), the principal sum of Two Hundred Fifty Thousand ($250,000) Dollars with an annualized rate of interest from the date hereof of twelve percent (12%) per annum until maturity. Interest shall be due and payable quarterly in arrears on the first day of July, October, January and April of each year and at the Maturity Date or upon any prepayment or acceleration of the maturity of this Note. Such interest payments shall be made in cash or, subject to the Company’s right in its sole discretion with respect to all interest that accrues and becomes payable during the initial twelve (12) months after the date of this Note, to pay such interest by means of the issuance of a number of shares of restricted common stock, par value $0.0001, of the Company to the Holder corresponding to an aggregate market value that is 110% of the amount of interest otherwise payable in cash. The market value of such shares shall be established by the five day average closing price for a share of the common stock of the Company through and including the five trading days immediately prior to the date on which the quarterly interest payment is due. Maker may at any time or from time to time, upon giving Holder at least thirty (30) days advance written notice of Maker’s intention to do so, make a voluntary prepayment, whether in full or in part, of this Note, without premium or penalty.

1.	NOTE
This Note in the principal amount of Two Hundred Fifty Thousand ($250,000) Dollars is being issued to evidence indebtedness of the Company to the Holder pursuant and subject to the terms and conditions of that certain Operating Loan and Security Agreement dated April  _____  , 2008. This Note is secured by a security interest granted to the Holder in and to the following specific equipment:
Five hundred (500) existing proprietary shipping containers (“Smart Vaults™”) used to transport household goods and other goods, and manufactured by Orbis Corporation (“Collateral”).
2.	CONVERSION AT OPTION OF HOLDER; AUTOMATIC CONVERSION
A.
Conversion at Option of Holder. The Holder shall have the right (the “Conversion Right”) at any time or from time to time prior to the day this Note is paid in full, to convert all or any part of the outstanding and unpaid principal amount of this Note as shall remain unpaid at the effective date of the conversion, into, fully paid and non-assessable shares of Common Stock, par value $.0001 per share, at a conversion price of $0.40 per share (the “Conversion Price”). The Conversion Right may be exercised notwithstanding Maker’s issuance of a notice of intention to make a voluntary prepayment, and the effective date of an elective conversion is the date of Holder’s delivery of a “Conversion Notice” in the form attached hereto.

B.
Automatic Conversion. The Note will automatically convert into shares of the Company’s common stock on the date when closing bid price of a share of the Company’s common stock equals $3.75 per share or greater for twenty (20) of thirty (30) consecutive trading days on the American Stock Exchange, provided that the underlying shares have either been registered for resale by the holders of the securities or are eligible to be sold under and subject to Rule 144 under the Securities Act of 1933.

C.
Mechanics of Conversion. The Holder shall effect any elective conversions by delivering to the Company a completed notice in the form attached hereto as Exhibit “A” (a “Conversion Notice”). Unless the Holder is converting the entire principal amount outstanding under this Note or an Automatic Conversion has occurred, the Holder is not required to physically surrender this Note to the Company in order to effect conversions. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note plus any accrued and unpaid interest thereon paid in equity securities in an amount equal to the applicable conversion. The Company shall maintain records showing the principal amount converted and the date of such conversions and will promptly notify Holder if an Automatic Conversion occurs. Upon conversion of the entire unpaid principal amount of this Note and any accrued, unpaid interest, whether in connection with a conversion at the option of Holder pursuant to exercise of the Conversion Right or pursuant to an Automatic Conversion, this Note shall be surrendered by the Holder to the Company for cancellation and a certificate representing the Common Stock issued to Holder therefor shall be delivered to Holder. No fractional shares or scrip shall be issued upon any conversion of this Note. Instead of any fractional shares that would otherwise be issuable upon conversion of this Note, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the Conversion Price at which the Note was converted.

3.	RESERVATION OF AUTHORIZED SHARES; EFFECT OF RECAPITALIZATION
A.
Reservation of Authorized Shares. The Company agrees and represents that until this Note is paid in full or converted, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Company further agrees and represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable and that the Company will instruct its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note.

B.
Effect of Capital Reorganization or Reclassification. If the number of outstanding shares of Common Stock of the Company shall be increased or decreased as a result of a stock split, a reverse stock split or similar recapitalization or reclassification of stock not involving any change in the shareholder’s equity or the aggregate market value of shares outstanding as a result thereof, the per share Conversion Price shall be proportionately adjusted so that the percentage of the Common Stock acquirable by the Holder upon conversion immediately prior to the event and immediately following the event remains the same.

4.	EVENTS OF DEFAULT
A default shall be defined as one or more of the following events (“Event of Default”) occurring and continuing:
(a)	The Maker shall fail to pay any interest payment on this Note when due for a period of thirty (30) days after notice of such default has been sent by the Holder to the Maker.

(b)	The Maker shall dissolve or terminate the existence of the Maker.

(c)
The Maker shall file a petition in bankruptcy, make an assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver for all or substantially all of its property, or a petition for the appointment of a receiver shall be filed against the Maker and remain unstayed for at least ninety (90) days.

(d)
If the Company issues any new securities to any investor other than to the Holder or to Professional Offshore Opportunity Fund, Ltd. (and its co-investors) under January 2008 notes convertible into shares of its common stock, $0.0001 par value, at a conversion price which is below $0.32 per share (adjusted to reflect any stock splits or recapitalization transactions) such issuance will constitute an Event of Default hereunder unless the Company in its discretion adjusts the conversion price hereunder or other terms hereof acceptable to the Holder.

Upon the occurrence of an Event of Default, the Holder of this Note may, by written notice to the Maker given by certified mail, return receipt requested, declare the unpaid principal amount and all accrued interest of the Note immediately due and payable.
5.	SECURITY FOR PAYMENT OF THE NOTE(S)
This Note is secured by a security interest granted to the Holder as described in that certain Operating Loan and Security Agreement dated April  _____  , 2008, covering the Collateral therein described.
6.	EFFECTIVE DATE OF THE NOTE
The Effective Date of this Note for purposes of its status as a binding legal obligation of the Maker is the date hereof, which is also the date on which funds have been advanced by the Holder and after which interest shall accrue on the unpaid principal balance hereof.
7.	STATUS OF HOLDER
The Maker may treat the Holder of this Note as the absolute owner of this Note for the purpose of making payments of principal or interest and for all other purposes, and shall not be affected by any notice to the contrary, unless the Maker so consents in writing.
8.	SECURITIES ACT RESTRICTIONS
This Note has not been registered for sale under the Act. This Note may not be sold, offered for sale, pledged, assigned or otherwise disposed of, unless certain conditions are satisfied, as more fully set forth in the Note and Warrant Purchase Agreement. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) they first shall have been registered under the Securities Act of 1933, as amended, and applicable state securities laws,(ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Company) to the effect that such sale or transfer is exempt from the registration requirements of the Act or (iii) they are sold pursuant to Rule 144 under the Act. Each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO BE MADE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”
9.	ATTORNEYS’ FEES
The prevailing party in an action to enforce this Note shall be entitled to reasonable attorneys’ fees, costs and collection expense.
10.	MISCELLANEOUS.
(a) Successors and Assigns. The Holder may not assign, transfer or sell this Note to any party without the express written consent of the Maker, such consent not to be unreasonably withheld or delayed. This Note shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and assigns. Subject to the foregoing permitted transfers and status of lawful successors, this Note shall not be enforceable by any other third party.
(b) Entire Agreement. This Note contains all oral and written agreements, representations and arrangements between the parties with respect to its subject matter, and no representations or warranties are made or implied, except as specifically set forth herein. No modification, waiver or amendment of any of the provisions of this Note shall be effective unless in writing and signed by both parties to this Note.
(c) Notices. Any notice or other communication to be given hereunder shall be in writing and personally delivered or delivered via overnight mail, with written receipt therefor, or by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, at the following address for such party (or at such other address as shall be specified by like notice given to the appropriate party):

if to Holder:	Mr. Thomas P. Grainger
4 miles south of Saratoga – Highway 130
Saratoga WY 82331

if to the Company:	Smart Move, Inc.
5990 Greenwood Plaza Blvd., Suite 390
Greenwood Village, CO 80111
Attn: Executive Officers
Such notice shall be effective upon personal or overnight delivery or five (5) days after mailing by certified mail.

(d) Section Headings. The headings of the various sections of the Note have been inserted as a matter of convenience for reference only and shall be of no legal effect.
(e) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.
(f) Applicable Law. This Note shall be deemed to have been made in the State of Colorado, and any and all performance hereunder, or breach thereof, shall be interpreted and construed pursuant to the laws of the State of Colorado without regard to conflict of laws rules applied in the State of Colorado. The parties hereto hereby consent to personal jurisdiction and venue exclusively in the State of Colorado with respect to any action or proceeding brought with respect to this Note.
(g) Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.
(h) Lost, Stolen or Mutilated Note. If this Note is lost, stolen, mutilated or destroyed, the Company will, on such reasonable terms with respect to indemnity or otherwise as it may in its discretion impose, issue a new note of like denomination, tenor, and date as this Note. Any such new note shall constitute an original contractual obligation of the Company, and the lost, stolen, mutilated or destroyed, as applicable, Note shall be null and void.
IN WITNESS WHEREOF, the Company has caused this Unsecured Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

Maker:	Accepted by Holder:
Smart Move, Inc.

By:	Print Name:

Name:

Title:	Date:

Date:

EXHIBIT “A”
NOTICE OF CONVERSION
(To be executed by the Holder in order to elect to convert the Note)
TO:
The undersigned hereby irrevocably elects to convert the principal amount of the above Note into Shares of Common Stock of SMART MOVE, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Applicable Conversion Price:	$0.75 prior to cumulative advances of $750,000; $0.40 per share thereafter
Signature:
Name:
Address:
Note amount converted:	$
Number of shares of Common Stock to be issued:
Please issue the shares of Common Stock in the following name and to the following address:
Issue to:
Authorized Signature:
Name:
Title:
Phone Number:
Broker DTC Participant Code:
Account Number:
If this name is different from the name of the Holder, the Holder will have to show compliance for such transfer with federal and applicable state securities laws or in accordance with the plan of distribution in any Registration Statement. By submitting this Notice of Conversion, the undersigned Holder represents and warrants to the Company that Holder is an accredited investor as that term is defined in SEC Rule 501(a) or otherwise able to evaluate the risks and merits of an investment, that the Holder is a sophisticated investor as required by SEC Rule 506, that it has completed such investigation into the Company and the securities being acquired pursuant to this Notice of Conversion as the undersigned (in consultation with its advisors) has determined appropriate, and that it is submitting this Notice of Conversion of its own volition and free will.

By:	Date:

Name:
Address:
Social Security Number

EXHIBIT B
This Warrant and the underlying shares of Common Stock represented by this Warrant have not been registered under the Securities Act of 1933 (the “Act”), and are “restricted securities” as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

April [May] _____ , 2008	Warrant No. _____
***SMART MOVE, INC.***
WARRANT TO PURCHASE SHARES OF COMMON STOCK
Warrant to Purchase 625,000 Shares
(subject to adjustment as set forth herein)
Exercise Price $0.80 Per Share
(subject to adjustment as set forth herein)
VOID AFTER 3:00 P.M., MOUNTAIN TIME, ON
April [May]  _____  , 2013
THIS CERTIFIES THAT Thomas P. Grainger is entitled to purchase from Smart Move, Inc., a Delaware corporation (hereinafter called the “Company”) with its principal office located at 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, Colorado 80111, at any time before 3:00 P.M., Mountain Time, on April [May]  _____  , 2013 (the “Termination Date”), at the purchase price of $0.80 per share, the number of shares (the “Shares”) of the Company’s common stock (the “Common Stock”) set forth above. The number of Shares purchasable upon exercise of this Warrant and the Exercise Price per Share shall be subject to adjustment from time to time as set forth in Section 4 below if the number of outstanding shares of Common Stock of the Company shall be increased or decreased as a result of a stock split, a reverse stock split or similar recapitalization or reclassification of stock not involving any change in the shareholder’s equity or the aggregate market value of shares outstanding as a result thereof,
SECTION 1. DEFINITIONS.
In addition to the terms defined elsewhere in this Warrant, the terms set forth on the Definitions Schedule to this Warrant shall have the meanings set forth on such Schedule.

SECTION 2. COVERED SHARES; EXERCISE OF WARRANT.
Subject to the conditions set forth in this Warrant, the Warrant may be exercised in whole or in part during the Exercise Period, but in no event subsequent to the end of the Exercise Period, by the surrender of the Warrant (with the subscription form attached to this Warrant duly completed and executed) at the principal office of the Company at 5990 Greenwood Plaza Blvd, Suite 390, Greenwood Village, Colorado 80111, and upon payment of the applicable Exercise Price in cash or other immediately available funds. At the option of the exercising Holder, payment may be made by (a) cash or other immediately available funds.
The right granted by the Warrant to acquire Shares shall expire at the end of the Exercise Period, and such right shall be wholly null and void to the extent the Warrant is not exercised before that time. The Company shall pay all reasonable expenses, taxes and other charges payable in connection with the preparation, execution and delivery of any certificates or other documents evidencing the Shares under this §2. Notwithstanding the surrender of the Warrant upon its exercise, the rights and obligations of the Company and the Holders as set forth in this Warrant shall continue in full force and effect.
SECTION 3. RESERVATION.
At all times during the Exercise Period, the Company shall reserve and keep available the maximum number of authorized but unissued Shares, solely for the purpose of issuing, upon the exercise of the Warrant, a number of Shares equal to the number of Underlying Shares.
SECTION 4. ADJUSTMENT OF NUMBER OF SHARES.
The number of Warrant Shares and the Warrant Price shall be subject to adjustment if the number of outstanding Shares of Common Stock of the Company shall be increased or decreased as a result of a stock split, a reverse stock split or similar recapitalization or reclassification of stock not involving any change in the shareholder’s equity or the aggregate market value of shares outstanding as a result thereof. The Warrant Price and number of Shares shall be proportionately adjusted so that the percentage of the Common Stock acquirable by the Holder upon exercise immediately prior to the event and immediately following the event remains the same.
SECTION 5. DISSOLUTION OR LIQUIDATION; DIVIDENDS AND DISTRIBUTIONS.
Upon any proposed distribution of the assets of the Company in dissolution or liquidation, the Company shall mail notice of such distribution to each Holder and shall make no distribution to its shareholders until the expiration of forty five (45) days from the date of mailing of such notice. Upon receipt of such notice, each Holder may exercise the Warrant at any time prior to the expiration of such 45-day period and thereafter receive any distributions made to shareholders of the Company in connection with such dissolution or liquidation.

SECTION 6. FULLY PAID SHARES; TAXES; FRACTIONAL SHARES.
The Company covenants and agrees that the Warrant Shares will, at the time of delivery upon the exercise of the Warrant, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state issuance taxes that may be payable in respect of the Warrant or any Warrant Shares or certificates issued upon the exercise of the Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any Transfer involving a Transfer of Warrant Shares in the name other than that of a Holder, and any such tax shall be paid by the Holder requiring such Transfer. Fractional Warrant Shares shall be issued upon the exercise of the Warrant in any case in which the Underlying Shares are not a whole number and the Holder does not agree to accept cash in lieu of such fractional Warrant Shares.
SECTION 7. NOTIFICATION OF SHAREHOLDER MATTERS.
Prior to the exercise in full of the Warrant, the Company shall use reasonable efforts to cause any notice submitted to the shareholders of the Company also to be provided to the Holder, but shall have no liability to the Holder for failure to provide any such notice with respect to any matters which are disclosed by the Company to its shareholders or which are available to shareholders pursuant to the Company’s electronic filings with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934.
SECTION 8.	RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES; COMPLIANCE WITH LAWS.
8.1. In General. Neither the Warrant nor any Warrant Shares shall be Transferred except upon the conditions specified in this Warrant, which conditions are intended to insure compliance with the provisions of the Securities Act (or any similar federal statute at the time in effect) and any applicable state securities laws in respect of any such Transfer.
8.2. Restrictive Legend. The Warrant Shares shall be represented by certificates, and, unless otherwise permitted by the provisions of this §8.2, shall be marked with a legend reading substantially as follows:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO BE MADE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

If a registration statement covering the Warrant or any Warrant Shares shall become effective under the Securities Act and under any applicable state securities laws, or if the Company shall receive an opinion of counsel reasonably satisfactory to the Company (which shall include counsel to the Company and counsel to the original Holder of the Warrant) that, in the opinion of such counsel, such legend is not required (including, without limitation, because of the availability of an exemption afforded by Rule 144(k) under the Securities Act), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend or issue new Warrants or certificates without such legend. Upon the reasonable written request of a Holder, the Company shall forthwith request counsel to render an opinion with respect to the matters covered in this paragraph, and the Company shall pay all expenses in connection with such matters.
SECTION 9. LOST, STOLEN WARRANTS, ETC.
If the Warrant or any certificates evidencing Warrant Shares shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant or certificate of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant or certificate, or in lieu of the Warrant or certificate lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be deemed sufficient) of the loss, theft or destruction of such Warrant or certificate.
SECTION 10. MISCELLANEOUS.
10.1. Holder Not A Shareholder. Except as otherwise specifically provided in this Warrant, prior to the exercise of the Warrant no Holder shall be entitled to any of the rights of a shareholder of the Company, including the right as a shareholder to (a) vote or consent or (b) receive dividends or any other distributions made in respect of Shares.
10.2. Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be in writing and (a) shall be deemed to have been given or made one day after the date sent (i) if by the Company, by prepaid overnight delivery addressed to each Holder at its last known address appearing on the books of the Company maintained for such purpose or (ii) if by a Holder, by prepaid overnight delivery, addressed to the Company at the Company’s address as set forth in §2; and (b) if given by courier or confirmed facsimile transmission shall be deemed to have been made or given when received. Each Holder and the Company may each designate a different address by notice to the other in the manner provided in this §11.2.

10.3. Successors and Assigns. Subject to all conditions and limitations contained herein and to the requirements of applicable law, this Warrant and the rights evidenced by the Warrant shall inure to the benefit of and be binding upon the lawful successors and assigns of the Company and each Holder. The provisions of this Warrant are intended to be for the benefit of the Holders of the Warrant or the Warrant Shares and shall be enforceable by the Holders.
10.4. Actions by Holder; Amendments and Waivers. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and the Holder.  Any amendment, waiver, modification or consent entered into pursuant to this Section 11.4 shall be effective only in the specific instance and for the specific purpose for which it was given.
10.5. Headings; Severability. The descriptive headings of sections of this Warrant are provided solely for convenience of reference and shall not, for any purpose, be deemed a part of this Warrant. Should any part of the Warrant or this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which shall remain in force and effect as if the Warrant and this Warrant had been executed with the invalid portion eliminated. It is the intention of the Company and the Holder that they would have executed and accepted the remaining portion of the Warrant and this Warrant without including in such remaining portion any such part, parts or portion which may, for any reason, be hereafter declared invalid.
10.6. Governing Law. The Warrant and this Warrant and all matters concerning the Warrant and this Warrant shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such state without regard to principles of conflicts of laws; provided however, that with respect to the Company’s internal corporate matters, the laws of the State of Delaware shall govern.
10.7. Survival of Certain Provisions. Except as otherwise provided, the provisions of this Warrant shall survive the exercise of the Warrant and shall continue in full force and effect following such exercise until all Warrant Shares are no longer restricted securities under the federal securities laws.
10.8. Specific Performance. The Company acknowledges and agrees that the Holders would be damaged irreparably in the event any of the provisions of this Warrant are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Company agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically this Warrant and the terms and provisions of this Warrant in any action instituted in any federal or state court in the United States having jurisdiction over the parties and the matter, in addition to any other remedy to which the Holders may be entitled, at law or in equity.

10.9. Consent to Jurisdiction. THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DENVER, STATE OF COLORADO AND IRREVOCABLY AGREES THAT, SUBJECT TO THE HOLDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS WARRANT SHALL BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT. THE COMPANY DESIGNATES AND APPOINTS CHRIS SAPYTA, AND SUCH OTHER PERSON AS MAY HEREAFTER BE SELECTED BY THE COMPANY WHO IRREVOCABLY AGREES IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY THE HOLDER BY REGISTERED MAIL TO THE COMPANY AT ITS ADDRESS PROVIDED IN §12.2 AND SHALL BE DEEMED TO HAVE BEEN RECEIVED BY THE COMPANY FIVE (5) DAYS AFTER BEING SO MAILED. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING IN THIS WARRANT SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF HOLDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.
10.10. Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS WARRANT, OR (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THE HOLDER AND THE COMPANY; OR (C) ANY CONDUCT, ACTS OR OMISSIONS OF THE COMPANY OR THE HOLDER OR ANY OF THEIR DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, REPRESENTATIVES, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THE COMPANY OR THE HOLDER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN TORT OR OTHERWISE. EACH OF THE COMPANY AND THE HOLDER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS WARRANT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE COMPANY AND THE HOLDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL

INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS WARRANT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE WARRANT. EACH OF THE COMPANY AND THE HOLDER FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
IN WITNESS WHEREOF, this Warrant has been duly executed as of the day and year first above written.
SMART MOVE, INC.

Chris Sapyta
President

ELECTION TO EXERCISE WARRANT
TO: Smart Move, Inc.:
The undersigned registered holder of the Warrant, a true and correct copy of which is attached to this election notice, irrevocably exercises the Warrant and purchases pursuant to such exercise                       Shares of the Company, makes payment of $          for such Shares, and requests that the certificates for such Shares be issued in the name of the undersigned holder or its nominee and delivered to such holder at holder’s address on the books of the Company.

Entity Name (if applicable):

By:
Name:
Title:
Date:

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned registered holder of the Warrant attached to this assignment notice, sells, assigns and transfers unto                      the Warrant and all rights evidenced by such Warrant and does irrevocably constitute and irrevocably appoints Corporate Stock Transfer, Inc. or other duly appointed transfer agent for the securities as the undersigned’s attorney to transfer such Warrant on the books of the Company.

Entity Name (if applicable):

By:
Name:
Title:
Date:

Warrant Definitions Schedule
As used in this Warrant, the following terms have the following respective meanings:
“Company” means Smart Move, Inc., a Delaware corporation, and any successor to all or substantially all of the assets and business of Smart Move, Inc. Unless the context otherwise indicates, “Company” shall also include all Subsidiaries of the Company.
“Exercise Period” means the period commencing on the First Exercise Date and terminating at 3:00 p.m., Denver time, on the Expiration Date.
“Expiration Date,” with reference to this Warrant, means April [May]  _____  , 2013.
“First Exercise Date” means the date of original issuance of the Warrant.
“Holder” means a registered holder of the Warrant and, if the context so indicates, the holder of Shares.
“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations under such act, all as the same shall be effect at the time.
“Shares” means, shares of the Company’s common stock, par value $.0001 per share, and stock of any other class into which such shares may hereafter be changed or reclassified.
“Transfer” means any sale, transfer, issuance, assignment, pledge or other disposition or conveyance of Shares or the Warrant.
“Underlying Shares” means the Shares issuable upon exercise of the Warrant.
“Warrant” means the Warrant issued on the date of this Warrant to the Holder and any warrant issued in exchange or substitution for the Warrant.
“Warrant Shares” means the Shares obtained upon exercise of the Warrant.

EXHIBIT C
This Warrant and the underlying shares of Common Stock represented by this Warrant have not been registered under the Securities Act of 1933 (the “Act”), and are “restricted securities” as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

April [May] _____ , 2008	Warrant No. _____
***SMART MOVE, INC.***
WARRANT TO PURCHASE SHARES OF COMMON STOCK
Warrant to Purchase 1,875,000 Shares
(subject to adjustment as set forth herein)
Exercise Price $1.00 Per Share
(subject to adjustment as set forth herein)
VOID AFTER 3:00 P.M., MOUNTAIN TIME, ON
                    , 2013
THIS CERTIFIES THAT, as a result of a concurrent release of collateral previously securing indebtedness of Smart Move, Inc., a Delaware corporation (hereinafter called the “Company”) with its principal office located at 5990 Greenwood Plaza Blvd., Suite 390, Greenwood Village, Colorado 80111, to Thomas P. Grainger, Thomas P. Grainger is entitled under the terms hereof to purchase from Smart Move, Inc., , at any time before 3:00 P.M., Mountain Time, on                     , 2013 (the “Termination Date”), at the purchase price of $1.00 per share, the number of shares (the “Shares”) of the Company’s common stock (the “Common Stock”) set forth above. The number of Shares purchasable upon exercise of this Warrant and the Exercise Price per Share shall be subject to adjustment from time to time as set forth in Section 4 below if the number of outstanding shares of Common Stock of the Company shall be increased or decreased as a result of a stock split, a reverse stock split or similar recapitalization or reclassification of stock not involving any change in the shareholder’s equity or the aggregate market value of shares outstanding as a result thereof,
SECTION 1. DEFINITIONS.
In addition to the terms defined elsewhere in this Warrant, the terms set forth on the Definitions Schedule to this Warrant shall have the meanings set forth on such Schedule.

SECTION 2. COVERED SHARES; EXERCISE OF WARRANT.
Subject to the conditions set forth in this Warrant, the Warrant may be exercised in whole or in part during the Exercise Period, but in no event subsequent to the end of the Exercise Period, by the surrender of the Warrant (with the subscription form attached to this Warrant duly completed and executed) at the principal office of the Company at 5990 Greenwood Plaza Blvd, Suite 390, Greenwood Village, Colorado 80111, and upon payment of the applicable Exercise Price in cash or other immediately available funds. At the option of the exercising Holder, payment may be made by (a) cash or other immediately available funds.
The right granted by the Warrant to acquire Shares shall expire at the end of the Exercise Period, and such right shall be wholly null and void to the extent the Warrant is not exercised before that time. The Company shall pay all reasonable expenses, taxes and other charges payable in connection with the preparation, execution and delivery of any certificates or other documents evidencing the Shares under this §2. Notwithstanding the surrender of the Warrant upon its exercise, the rights and obligations of the Company and the Holders as set forth in this Warrant shall continue in full force and effect.
SECTION 3. RESERVATION.
At all times during the Exercise Period, the Company shall reserve and keep available the maximum number of authorized but unissued Shares, solely for the purpose of issuing, upon the exercise of the Warrant, a number of Shares equal to the number of Underlying Shares.
SECTION 4. ADJUSTMENT OF NUMBER OF SHARES.
The number of Warrant Shares and the Warrant Price shall be subject to adjustment if the number of outstanding Shares of Common Stock of the Company shall be increased or decreased as a result of a stock split, a reverse stock split or similar recapitalization or reclassification of stock not involving any change in the shareholder’s equity or the aggregate market value of shares outstanding as a result thereof. The Warrant Price and number of Shares shall be proportionately adjusted so that the percentage of the Common Stock acquirable by the Holder upon exercise immediately prior to the event and immediately following the event remains the same.
SECTION 5. DISSOLUTION OR LIQUIDATION; DIVIDENDS AND DISTRIBUTIONS.
Upon any proposed distribution of the assets of the Company in dissolution or liquidation, the Company shall mail notice of such distribution to each Holder and shall make no distribution to its shareholders until the expiration of forty five (45) days from the date of mailing of such notice. Upon receipt of such notice, each Holder may exercise the Warrant at any time prior to the expiration of such 45-day period and thereafter receive any distributions made to shareholders of the Company in connection with such dissolution or liquidation.

SECTION 6. FULLY PAID SHARES; TAXES; FRACTIONAL SHARES.
The Company covenants and agrees that the Warrant Shares will, at the time of delivery upon the exercise of the Warrant, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state issuance taxes that may be payable in respect of the Warrant or any Warrant Shares or certificates issued upon the exercise of the Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any Transfer involving a Transfer of Warrant Shares in the name other than that of a Holder, and any such tax shall be paid by the Holder requiring such Transfer. Fractional Warrant Shares shall be issued upon the exercise of the Warrant in any case in which the Underlying Shares are not a whole number and the Holder does not agree to accept cash in lieu of such fractional Warrant Shares.
SECTION 7. NOTIFICATION OF SHAREHOLDER MATTERS.
Prior to the exercise in full of the Warrant, the Company shall use reasonable efforts to cause any notice submitted to the shareholders of the Company also to be provided to the Holder, but shall have no liability to the Holder for failure to provide any such notice with respect to any matters which are disclosed by the Company to its shareholders or which are available to shareholders pursuant to the Company’s electronic filings with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934.
SECTION 8.	RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES; COMPLIANCE WITH LAWS.
8.1. In General. Neither the Warrant nor any Warrant Shares shall be Transferred except upon the conditions specified in this Warrant, which conditions are intended to insure compliance with the provisions of the Securities Act (or any similar federal statute at the time in effect) and any applicable state securities laws in respect of any such Transfer.
8.2. Restrictive Legend. The Warrant Shares shall be represented by certificates, and, unless otherwise permitted by the provisions of this §8.2, shall be marked with a legend reading substantially as follows:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH SALE, ASSIGNMENT OR TRANSFER MUST ALSO BE MADE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

If a registration statement covering the Warrant or any Warrant Shares shall become effective under the Securities Act and under any applicable state securities laws, or if the Company shall receive an opinion of counsel reasonably satisfactory to the Company (which shall include counsel to the Company and counsel to the original Holder of the Warrant) that, in the opinion of such counsel, such legend is not required (including, without limitation, because of the availability of an exemption afforded by Rule 144(k) under the Securities Act), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend or issue new Warrants or certificates without such legend. Upon the reasonable written request of a Holder, the Company shall forthwith request counsel to render an opinion with respect to the matters covered in this paragraph, and the Company shall pay all expenses in connection with such matters.
SECTION 9. LOST, STOLEN WARRANTS, ETC.
If the Warrant or any certificates evidencing Warrant Shares shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant or certificate of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant or certificate, or in lieu of the Warrant or certificate lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be deemed sufficient) of the loss, theft or destruction of such Warrant or certificate.
SECTION 10. MISCELLANEOUS.
10.1. Holder Not A Shareholder. Except as otherwise specifically provided in this Warrant, prior to the exercise of the Warrant no Holder shall be entitled to any of the rights of a shareholder of the Company, including the right as a shareholder to (a) vote or consent or (b) receive dividends or any other distributions made in respect of Shares.
10.2. Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be in writing and (a) shall be deemed to have been given or made one day after the date sent (i) if by the Company, by prepaid overnight delivery addressed to each Holder at its last known address appearing on the books of the Company maintained for such purpose or (ii) if by a Holder, by prepaid overnight delivery, addressed to the Company at the Company’s address as set forth in §2; and (b) if given by courier or confirmed facsimile transmission shall be deemed to have been made or given when received. Each Holder and the Company may each designate a different address by notice to the other in the manner provided in this §11.2.

10.3. Successors and Assigns. Subject to all conditions and limitations contained herein and to the requirements of applicable law, this Warrant and the rights evidenced by the Warrant shall inure to the benefit of and be binding upon the lawful successors and assigns of the Company and each Holder. The provisions of this Warrant are intended to be for the benefit of the Holders of the Warrant or the Warrant Shares and shall be enforceable by the Holders.
10.4. Actions by Holder; Amendments and Waivers. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and the Holder.  Any amendment, waiver, modification or consent entered into pursuant to this Section 11.4 shall be effective only in the specific instance and for the specific purpose for which it was given.
10.5. Headings; Severability. The descriptive headings of sections of this Warrant are provided solely for convenience of reference and shall not, for any purpose, be deemed a part of this Warrant. Should any part of the Warrant or this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which shall remain in force and effect as if the Warrant and this Warrant had been executed with the invalid portion eliminated. It is the intention of the Company and the Holder that they would have executed and accepted the remaining portion of the Warrant and this Warrant without including in such remaining portion any such part, parts or portion which may, for any reason, be hereafter declared invalid.
10.6. Governing Law. The Warrant and this Warrant and all matters concerning the Warrant and this Warrant shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such state without regard to principles of conflicts of laws; provided however, that with respect to the Company’s internal corporate matters, the laws of the State of Delaware shall govern.
10.7. Survival of Certain Provisions. Except as otherwise provided, the provisions of this Warrant shall survive the exercise of the Warrant and shall continue in full force and effect following such exercise until all Warrant Shares are no longer restricted securities under the federal securities laws.
10.8. Specific Performance. The Company acknowledges and agrees that the Holders would be damaged irreparably in the event any of the provisions of this Warrant are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Company agrees that the Holders shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically this Warrant and the terms and provisions of this Warrant in any action instituted in any federal or state court in the United States having jurisdiction over the parties and the matter, in addition to any other remedy to which the Holders may be entitled, at law or in equity.

10.9. Consent to Jurisdiction. THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DENVER, STATE OF COLORADO AND IRREVOCABLY AGREES THAT, SUBJECT TO THE HOLDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS WARRANT SHALL BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT. THE COMPANY DESIGNATES AND APPOINTS CHRIS SAPYTA, AND SUCH OTHER PERSON AS MAY HEREAFTER BE SELECTED BY THE COMPANY WHO IRREVOCABLY AGREES IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY THE HOLDER BY REGISTERED MAIL TO THE COMPANY AT ITS ADDRESS PROVIDED IN §12.2 AND SHALL BE DEEMED TO HAVE BEEN RECEIVED BY THE COMPANY FIVE (5) DAYS AFTER BEING SO MAILED. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING IN THIS WARRANT SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF HOLDER TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.
10.10. Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO: (A) THIS WARRANT, OR (B) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN THE HOLDER AND THE COMPANY; OR (C) ANY CONDUCT, ACTS OR OMISSIONS OF THE COMPANY OR THE HOLDER OR ANY OF THEIR DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, REPRESENTATIVES, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THE COMPANY OR THE HOLDER; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN TORT OR OTHERWISE. EACH OF THE COMPANY AND THE HOLDER ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS WARRANT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE COMPANY AND THE HOLDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL

INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS WARRANT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE WARRANT. EACH OF THE COMPANY AND THE HOLDER FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
IN WITNESS WHEREOF, this Warrant has been duly executed as of the day and year first above written.
SMART MOVE, INC.

Chris Sapyta
President

ELECTION TO EXERCISE WARRANT
TO: Smart Move, Inc.:
The undersigned registered holder of the Warrant, a true and correct copy of which is attached to this election notice, irrevocably exercises the Warrant and purchases pursuant to such exercise  _____  Shares of the Company, makes payment of
$  _____  for such Shares, and requests that the certificates for such Shares be issued in the name of the undersigned holder or its nominee and delivered to such holder at holder’s address on the books of the Company.

Entity Name (if applicable):

By:

Name:

Title:

Date:

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned registered holder of the Warrant attached to this assignment notice, sells, assigns and transfers unto  _____  the Warrant and all rights evidenced by such Warrant and does irrevocably constitute and irrevocably appoints Corporate Stock Transfer, Inc. or other duly appointed transfer agent for the securities as the undersigned’s attorney to transfer such Warrant on the books of the Company.

Entity Name (if applicable):

By:

Name:

Title:

Date:

Warrant Definitions Schedule
As used in this Warrant, the following terms have the following respective meanings:
“Company” means Smart Move, Inc., a Delaware corporation, and any successor to all or substantially all of the assets and business of Smart Move, Inc. Unless the context otherwise indicates, “Company” shall also include all Subsidiaries of the Company.
“Exercise Period” means the period commencing on the First Exercise Date and terminating at 3:00 p.m., Denver time, on the Expiration Date.
“Expiration Date,” with reference to this Warrant, means  _____, 2013.
“First Exercise Date” means the date of original issuance of the Warrant.
“Holder” means a registered holder of the Warrant and, if the context so indicates, the holder of Shares.
“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations under such act, all as the same shall be effect at the time.
“Shares” means, shares of the Company’s common stock, par value $.0001 per share, and stock of any other class into which such shares may hereafter be changed or reclassified.
“Transfer” means any sale, transfer, issuance, assignment, pledge or other disposition or conveyance of Shares or the Warrant.
“Underlying Shares” means the Shares issuable upon exercise of the Warrant.
“Warrant” means the Warrant issued on the date of this Warrant to the Holder and any warrant issued in exchange or substitution for the Warrant.
“Warrant Shares” means the Shares obtained upon exercise of the Warrant.

Exhibit “D”
CONFIDENTIAL INVESTOR QUESTIONNAIRE

Mr.
1.	Investor Name	Mrs.	Age

Ms.

Res. Address

City	State	Zip

S.S # or Tax I.D. #	Telephone

2.	Bus. Affiliation	Telephone

Bus. Address	Telephone

City	State	Zip

Type of Business

Position and Description of Responsibilities

3.	Please indicate the frequency of Investors investment in privately placed securities.

Often	Occasionally

Seldom	Never

4. Investor’s estimated NET WORTH (including spouse’s net worth) is in excess of $1,000,000.00
YES ☐      NO ☐
5. For the last two years, this year and the next two years Investor’s individual TAXABLE INCOME/ESTIMATED TAXABLE INCOME (excluding spouse’s income) has and is anticipated to exceed $200,000.00.
YES ☐      NO ☐
6. For the last two years, this year and the next two years Investor’s joint TAXABLE INCOME/ESTIMATED TAXABLE INCOME (including Investor’s spouse) has and is anticipated to exceed $300,000.00.
YES ☐      NO ☐
7. Taxes filed by:  Joint Return                      Single                      Head of Household                       Other
8. I am able to BEAR THE ECONOMIC RISKS of a private placement investment including the possible recognition of taxable income without related cash distributions and the illiquid nature of such investment.
YES ☐      NO ☐
9. I have SUFFICIENT KNOWLEDGE AND EXPERIENCE in financial and business matters to be able to evaluate the merits and risks of tax-oriented private placement investments, WITHOUT RELYING upon the advise of an attorney, accountant or other advisor to make a final decision.
YES ☐      NO ☐

10. If the answer to Question 9 is “NO”, I designate the following person to serve as my PURCHASER REPRESENTATIVE to assist in considering the merits and risks of a private placement investment. THIS INFORMATION IS REQUIRED ONLY IF THE ANSWER TO QUESTION 9 IS “NO”:

Name	Telephone

Firm	Position

Address

City	State	Zip

11.	ADDITIONAL INFORMATION, if any, useful to qualify me as an investor:

I understand that the information being furnished is required to determine whether sales of private placement investments may be made to me without registration under the Securities Act of 1933, as amended. I represent that the information I have supplied is true and correct to the best of my knowledge.

Date: , 20__

Investor’s Name (Print)

Joint Investor’s Name (Print)

Investor’s Signature

Joint Investor’s Signature